UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

Penn Octane Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 3355 El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 563-1828

77-530 Enfield Lane, Bldg D Palm Desert, CA 92211
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 17, 2010, Penn Octane Corporation (“Penn Octane”), Rio Vista Energy Partners L.P. (“Rio Vista”) and Central Energy, LP, a Delaware limited partnership (as successor by assignment to Central Energy, LLC) (“Central Energy”) entered into a Fourth Amendment to Securities Purchase and Sale Agreement (the “Fourth Amendment”), amending the Securities Purchase and Sale Agreement  dated  May 25, 2010 (as amended, the “Agreement”) in connection with the closing of the transactions contemplated under the Agreement (the “Closing”) (see Item 2.01 below).  The Closing occurred on November 17, 2010, simultaneously with the entry by Penn Octane into the Fourth Amendment.  The material terms of the Agreement (prior to the Fourth Amendment) are disclosed in Form 8-K filed by Penn Octane with the Securities and Exchange Commission on May 28, 2010.  Under the terms of the Fourth Amendment, the $3,950,291 cash purchase price for 12,724,019 common units in Rio Vista issued and sold to Central Energy at the Closing was adjusted to permit payment of $1.0 million of such purchase price in the form of a nine-month secured promissory note from Central to Rio Vista (“Note”).  However, at the Closing, the Note was paid in full at the Closing and immediately cancelled.  Under the terms of the Fourth Amendment, Rio Vista also agreed to grant piggy back registration rights with respect to the common units in Rio Vista held by Penn Octane at the time of Closing.

In connection with the Closing, the following additional agreements dated as of November 17, 2010 were entered into:

a.  Mutual Release by and among Penn Octane and Rio Vista and GP.

b.  Release Agreement between Central Energy, Rio Vista and GP and the RVEP Insiders.

A copy of the above referenced agreements are included as exhibits to this Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents are qualified in their entirety by reference thereto.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the Closing as described in Item 2.01 of this Current Report, the Omnibus Agreement dated as of September 16, 2004 among Penn Octane, GP, Rio Vista and Rio Vista Operating Partnership, L.P., a Delaware limited partnership (as amended, the “Omnibus Agreement”) was terminated effective immediately upon the Closing.  The Omnibus Agreement was originally entered to ensure the continued operation of the business of Penn Octane and its affiliates (the “Business”) following the formation of Rio Vista and GP, pursuant to which Penn Octane agreed to provide, inter alia, the employees, corporate staff, support services and administrative services necessary to operate the Business.  Upon the Closing and the sale by Penn Octane of its ownership interest in GP, and in view of the limited operations of GP, Rio Vista or its subsidiaries, the parties agreed to terminate the Omnibus Agreement effective upon the Closing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2010, Penn Octane, Rio Vista and Central Energy completed the transactions associated with the Agreement at the Closing.  Pursuant to the terms of the Agreement, Penn Octane sold or caused to be sold all of the interests in GP, the general partner of Rio Vista and Rio Vista sold to Central Energy 12,724,019 newly issued Common Units of Rio Vista (the “Common Units”), which Common Units, represent approximately 80% of the Common Units of Rio Vista on a fully diluted basis.  The purchase price for the sale of 100% of the limited liability company interests in the GP was $149,709, which amount was contributed by Penn Octane to the GP and then by the GP to Rio Vista simultaneously with the Closing under the Agreement.  The purchase price for the sale of the Common Units was $3,950,291.  As a result of the foregoing, Penn Octane no longer controls Rio Vista by virtue of its sale of its ownership of the GP.

In connection with the Agreement, Rio Vista agreed to pay Penn Octane $1.2 million of the closing proceeds from the transaction to settle all amounts owing under a $2.6 million promissory note made by Rio Vista in favor of Penn Octane and all other intercompany advances made between Penn Octane, on the one hand, and GP, Rio Vista and Rio Vista’s subsidiaries, on the other hand.  Penn Octane used the $1.2 million of the settlement proceeds to settle and/or reduce a significant portion of Penn Octane’s outstanding tax liabilities as of the date of the Closing.   In addition, in connection with the Closing, Penn Octane was released from a $400,000 guaranty previously issued in favor of a third party creditor of Rio Vista as a result of the settlement between the third party and Rio Vista which was satisfied by Rio Vista at Closing.

The settlement of the tax liabilities and elimination of the guaranty referred to above have has favorably improved Penn Octane’s working capital deficit.  Penn Octane still currently has a working capital deficit.  Penn Octane does not have any operating assets and owns 197,628 common units of Rio Vista.  The current value of the remaining assets owned by Penn Octane are less than the additional amounts which may be required to be paid to the taxing authorities to the extent that the payments referred to above do not fully satisfy such obligations and other obligations owed to unsecured creditors.  Penn Octane intends to negotiate settlements of all its outstanding obligations with its remaining creditors based on those creditors accepting discounts of their current balances owed.  In the opinion of management, if Penn Octane is unable to settle all of its remaining obligations, Penn Octane would likely be required to seek protection under the bankruptcy laws of the United States.

A copy of the Agreement is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 2.01. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 2, 2010, Douglas Manner, a director of Penn Octane informed the Board of Directors of his resignation effective December 2, 2010. The Board of Directors accepted the resignation of Mr. Manner effective such date and thanked him for his years of service to Penn Octane.

As a result of Mr. Manner’s resignation, the Penn Octane Board of Directors is comprised of three directors.  The Board of Directors has no immediate plans to replace Mr. Manner and/or add any additional members to the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

10.1
Fourth Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated November 17, 2010.  All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2	Mutual Release dated as of November 17, 2010, by and among Penn Octane Corporation, Rio Vista Energy Partners, L.P. and Rio Vista GP, LLC.

10.3	Release dated as of November 17, 2010 by Rio Vista Energy Partners, L.P., Rio Vista GP, LLC and Central Energy, LP, and the persons identified on Schedule I attached thereto

10.4	Termination Agreement dated as of November 17, 2010 among Penn Octane Corporation, Rio Vista GP, LLC, Rio Vista Energy Partners, L.P. and Rio Vista Operating Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By:	/s/ Ian T. Bothwell
Name:	Ian T. Bothwell
Title:	Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: December 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated November 17, 2010.  All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2	Mutual Release dated as of November 17, 2010, by and among Penn Octane Corporation, Rio Vista Energy Partners, L.P. and Rio Vista GP, LLC.

10.3	Release dated as of November 17, 2010 by Rio Vista Energy Partners, L.P., Rio Vista GP, LLC and Central Energy, LP, and the persons identified on Schedule I attached thereto.

10.4	Termination Agreement dated as of November 17, 2010 among Penn Octane Corporation, Rio Vista GP, LLC, Rio Vista Energy Partners, L.P. and Rio Vista Operating Partnership.